SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

January 16, 2009
Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-131875	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 : Entry into Material Definitive Agreement

On January 16, 2009 (the “Final Closing”), Zion Oil & Gas, Inc. (the “Company”) accepted subscription agreements in a total amount of $2,490,390 received from 718 subscribers to its follow-on public offering of units (each a “Unit”) of its securities (the "Offering").  The Offering is the subject of the Company's Registration Statement on Form S-3 which was declared effective on May 14, 2008 (the "Registration Statement"). Each unit consists of (i) one share of common stock, par value $.01 per share, and (ii) one warrant to purchase one share of common stock at a per share exercise price equal to $7.00. Pursuant to the accepted subscription agreements, the subscribers subscribed for 249,039 Units, corresponding to 249,039 shares of common stock and warrants for an additional 249,039 shares of common stock to be issued by Zion.  Of the total subscriptions subject of the accepted agreements, $2,364,640 were for cash and $125,750 were debt conversion. The Company previously held on October 24, 2008 and December 2, 2008, initial and second closings on the Offering in which it issued 417,204 Units, raising gross proceeds of $4,172,040.  In total, the Company raised from its follow-on offering, which ended on January 9, 2009, gross proceeds of $6,663,430, of which $6,417,680 was for cash, $240,000 was debt conversion related to the deferred salary due to two officers of Zion and $5,750 was in settlement of fees due to two service providers. In respect of the total amount raised, Zion issued 666,343 Units.

On January 20, 2009, the Company issued instructions to the escrow agent to disburse proceeds of the cash subscriptions in the amount of $2,175,469 to the Company. The remaining $189,171 of funds in the escrow account were distributed at the Third Closing to Brockington Securities Inc., the underwriter of the offering, and its placement agents, in accordance with the terms of the underwriting agreement as described in the Registration Statement, as follows: $ 118,232 in commissions and $70,939 of expense reimbursement.

Effective February 9, 2009, the shares and the warrants included in the Unit will separate and trade separately, and the Unit as such will cease to exist. The warrant included in the unit will first become exercisable February 9, 2009 and will continue to be exercisable through January 31, 2012 at a per share exercise price of $7.00. The Units will trade under the symbol “ZN.U” and the warrant will trade under the symbol “ZN.WS”.

The Company will use the proceeds of this closing for the purposes and in the amounts described in the Registration Statement.

Item 9.01(d)

Exhibit 99 - Press Release dated January 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: January 21, 2009	By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer